EXHIBIT 10.2

PRINCIPAL AMOUNT: $500,000                             ISSUE DATE: MARCH 6, 2008

                          CONVERTIBLE PROMISSORY NOTE

     FOR VALUE RECEIVED, ZONE 4 PLAY INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to Mr. Shimon Citron, (the "Holder") or its registered assigns or successors in interest or order, without demand, the sum of US$ 500,000 Dollars ("Principal Amount"), on March 6, 2009 (the "Maturity Date"), if not sooner paid or exercised.

     This Note has been entered into pursuant to the terms of a Loan Agreement between the Borrower, and the Holder (the "Loan Agreement"), and shall be governed by the terms of such Loan Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Loan Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                                    INTEREST

          1.1. INTEREST RATE. Interest on the outstanding Principal Amount shall accrue from the date of transferring each amount of the Loan to the Borrower. This Note shall be payable on the Maturity Date, when the principal and the interest shall be due and payable. Interest on the outstanding principal balance of this Note shall accrue at a rate of fifteen percent (15%) per annum (the "Interest Rate").

          1.2. PAYMENT OF INTEREST SHARES. Interest will be payable in cash, or at the election of the Holder, by the Borrower's delivery of Common Stock.

          1.3. CONVERSION PRIVILEGES. The Conversion Privileges set forth herein shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock.

                                   ARTICLE II

                  OPTIONAL REDEMPTION AND MANDATORY CONVERSION

          2.1. MANDATORY CONVERSION. Provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, whether or not such event has been cured, then, during the Loan period, the Borrower will have the option exercisable by written notice to the Holder ("Notice of Mandatory Conversion") of compelling the Holder to convert all or a portion of the outstanding and unpaid Principal Amount and accrued interest, thereon, into Common Stock at the Conversion Price then in effect ("Mandatory Conversion"). The Notice of Mandatory Conversion, which notice must be given on the first day following twenty (20) consecutive trading days ("Lookback Period") during which (i) the closing price for the Common Stock as reported by Bloomberg, LP for the Principal Market shall be greater than two hundred percent (200%) of the Conversion Price each such trading day, and (ii) with reported dollar trading volume of not less than two hundred thousand dollars ($200,000) during each trading day during the Lookback Period. Reported dollar trading volume shall mean the number of shares traded multiplied by THE CLOSING TRADING price on each such day as reported by Bloomberg L.P. for the Principal Market. The date the Notice of Mandatory Conversion is given is the "Mandatory Conversion Date." The Notice of Mandatory Conversion shall specify the aggregate Principal Amount of the Note and interest, which is subject to Mandatory Conversion. The Borrower shall reduce the amount of Principal Amount and interest subject to a Notice of Mandatory Conversion by the amount of Note Principal and interest for which the Holder had delivered a Notice of Conversion to the Borrower during the twenty (20) trading days preceding the Mandatory Conversion Date. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in
     Section 2.1 above and the Loan Agreement. A Notice of Mandatory Conversion may be given only in connection with Common Stock that has been included for resale in an effective Registration Statement during the entire Lookback Period and through the Mandatory Conversion Date.

          2.2. OPTIONAL REDEMPTION OF PRINCIPAL AMOUNT. Provided an Event of Default or an event which with the passage of time on the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, then during the Loan Period, the Borrower will have the option of repaying the outstanding Principal Amount of this Note, in whole or in part, by paying to the Holder a sum of money equal the Principal Amount, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower's election to exercise its right to prepay must be by notice in writing ("Notice of Redemption"). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be thirty (30) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or in connection with a conversion initiated by Holder during the Redemption Period.

                                   ARTICLE III

                                CONVERSION RIGHTS

          3.1. HOLDER'S CONVERSION RIGHTS. , the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest, if any, and fees due hereon, and any sum arising under the Loan Agreement, and the Transaction Documents, including but not limited to Liquidated Damages, into shares of Common Stock, subject to the terms and conditions set forth in this Article III, at the rate of $0.0595 THE AVERAGE OF THE FIVE DAILY VWAPS PRECEDING THE CLOSING DATE per share of Common Stock ("Conversion Price"), as the same may be adjusted pursuant to this Note and the Loan Agreement. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

          3.2 Not applicable

          3.3. MECHANICS OF HOLDER'S CONVERSION.

               (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

               (b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel (if so required by the Borrower's transfer agent), and, except as otherwise provided below, shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by the Delivery Date to an address designated by Holder.

          3.4. CONVERSION MECHANICS.

               (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

               (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                    a. RECLASSIFICATION, ETC. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion hereof and accrued interest hereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                    b. STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

               (c) Whenever the Conversion Price is adjusted pursuant to Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

          3.5. RESERVATION. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than one hundred and fifty percent (150%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

          3.6 ISSUANCE OF REPLACEMENT NOTE. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Borrower.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

     The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

          4.1 RECEIVER OR TRUSTEE. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

          4.2 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

          4.3 BANKRUPTCY. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

          4.8 DELISTING. Delisting of the Common Stock from any Principal Market for a period of seven consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

          4.9 STOP TRADE. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower's Common Stock that lasts for five or more consecutive trading days.

     In the event the remaining and unpaid principal and interest will not be paid following the holder demand, the Holder shall be entiteled to convert the Notes into Common Stock equaling a 90% ownership of the Company.

                                    ARTICLE V

                                  MISCELLANEOUS

          5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.2 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
     (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

          5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

          5.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

          5.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Israel. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the courts of Tel Aviv Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

          5.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          5.8. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

          5.9 REDEMPTION. This Note may not be redeemed or called without the consent of the Holder except as described in this Note or the Loan Agreement.

          5.10 SHAREHOLDER STATUS. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

          5.11 NON-BUSINESS DAYS. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 6 day of March, 2008.

                                     ZONE 4 PLAY INC


                                     By: /s/ Ronen Stein       /s/ Adiv Baruch
                                     -------------------       ---------------
                                     Ronen Stein               Adiv Baruch
                                     Chief Executive Officer   Director

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Zone 4 Play, Inc. on February ___, 2008 into Shares of Common Stock of Zone 4 Play, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_____________________________________________________________

Conversion Price:_______________________________________________________________

Shares To Be Delivered:_________________________________________________________

Signature:______________________________________________________________________

Print Name:_____________________________________________________________________

Address:________________________________________________________________________